UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2009
Applied Micro Circuits Corporation
(Exact name of registrant as specified in its charter)
000-23193
(Commission File Number)

Delaware	94-2586591
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
215 Moffett Park Drive
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)
(408) 542-8600
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
     On April 5, 2009, Applied Micro Circuits Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with LSI Corporation (“LSI”). Under the Purchase Agreement, the Company has agreed to sell to LSI substantially all of the operating assets (other than patents) primarily used or held for use in the Company’s 3ware storage adapter solutions business (the “Storage Business”). In the sale (the “Transaction”), the Company will retain certain assets, including patents, cash, accounts receivable and accounts payable, even if related to the Storage Business. The assets to be sold include customer contracts, inventory, fixed assets, certain intellectual property and other assets, as well as rights to the name “3ware.”
     The purchase price for the Transaction is approximately $20 million, subject to adjustment upward or downward based on levels of inventory and products in the channel at the closing of the Transaction.
     The Purchase Agreement contains customary representations, warranties, covenants and indemnities, including, among others, covenants by the Company to refrain from taking certain non-ordinary course transactions during the period before consummation of the Transaction. The Purchase Agreement also contains termination rights for the parties, including the right to terminate if the Transaction has not been consummated by May 15, 2009. The Transaction is subject to satisfaction of customary conditions to closing, including the absence of material adverse changes in the Storage Business and the Company entering into an intellectual property agreement, a transition services agreement and a master procurement agreement with LSI.
     The Transaction is currently expected to close in the next three to four weeks.
Item 7.01 Regulation FD Disclosure
     On April 6, 2009, the Company issued a press release announcing the Transaction. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
     The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.
Safe Harbor for Forward-Looking Statements
     This Current Report on Form 8-K, and the documents incorporated by reference herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We are subject to many risks and uncertainties that may materially affect our business and future performance and cause those forward-looking statements to be inaccurate. All statements in this Current Report on Form 8-K, other than statements that are purely historical, are forward-looking statements. Words such as “outlook,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “forecasts,” “estimates,” “goal,” “momentum” and similar expressions often identify such forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the timing and completion of the Transaction, the potential of the Transaction to drive stockholder value for the Company, and the performance of the Company in the future.
     Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to, the potential that the Transaction may not close, or may not close as quickly as the parties anticipate, either of which could occur due to a material adverse effect on the Company, or other reasons; as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2008. You can locate these filings on the Investor Relations page of our website, http://investor.amcc.com/.
     Statements included or incorporated by reference into this Current Report on Form 8-K are based upon information known to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to publicly revise or update any forward-looking statement for any reason.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	Press Release dated April 6, 2009, entitled “Applied Micro Circuits Corporation Announces Sale of Its 3ware Storage Adapter Solutions Business.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION
Date: April 8, 2009	By:	/s/ Cynthia J. Moreland
Cynthia J. Moreland
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 6, 2009, entitled “Applied Micro Circuits Corporation Announces Sale of Its 3ware Storage Adapter Solutions Business.”